Exhibit 5.1
                            DOEPKEN KEEVICAN & WEISS
                            PROFESSIONAL CORPORATION
                          600 Grant Street, 58th Floor
                         Pittsburgh, Pennsylvania 15219
                               Phone: 412-355-2600
                                Fax: 412-355-2609

                                                                    July 2, 1999

COMFORCE Corporation
415 Crossways Park Drive
P.O. Box 9006
Woodbury, New York 11797

     Re: Registration Statement on Form S-8

Gentlemen and Ladies:

     We have acted as special counsel to COMFORCE Corporation (the "Company") in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), relating to up to 330,000 shares of common stock of the Company (the "Common Stock") which may be purchased by employees of the Company under the COMFORCE Corporation Long-Term Stock Investment Plan (the "Plan").

     In connection with this opinion, we have examined, among other things:

     (1)  the Certificate of Incorporation of the Company, as amended to date;

     (2) resolutions adopted by the stockholders and the Board of directors of the Company the Plan and approving certain amendments to the Plan; and

     (3)  the Plan, as currently in effect.

     Based upon the foregoing and upon an examination of such other documents, corporate proceedings, statutes, decisions and questions of law as we considered necessary in order to enable us to furnish this opinion, and subject to the assumptions set forth above, we are pleased to advise you that in our opinion:

     (a) The Company has been duly incorporated and is a validly existing corporation under the laws of the State of Delaware; and

     (b) The shares of Common Stock being registered and which may be issued by the Company pursuant to the provisions of the Plan have been duly authorized, and upon such issuance in accordance with the provisions of the Plan such shares will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                                  Yours truly,

                                                  /s/ Doepken Keevican & Weiss
                                                       Professional Corporation


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